EXHIBIT No. 21
Tellabs Inc. and Subsidiaries
Subsidiaries of the Registrant
Name	State or Other Jurisdiction of Incorporation
Tellabs Operations, Inc.	Delaware
Telecommunications Laboratories, Inc.	Illinois
Telecon Acquisition Corp.	Delaware
Tellabs Export, Inc.	Delaware
Tellabs Japan, Inc.	Delaware
Tellabs Manufacturing, Inc.	Delaware
Tellabs International, Inc.	Illinois
Tellabs Communications Canada Ltd.	Canada
Tellabs do Brazil, Ltda.	Brazil
Tellabs N.Z. Ltd.	New Zealand
Tellabs H.K. Ltd.	Hong Kong
Tellabs Pty. Ltd.	Australia
Tellabs International de Mexico	Mexico
Tellabs Asia Pacific Private Limited	Singapore
Tellabs Communications International, Ltd.	China
Tellabs (Thailand) Co., Ltd.	Thailand
Tellabs Korea, Inc.	Korea
Tellabs Malaysia Sdn Bhd	Malaysia
Tellabs (V.I.), Inc.	U.S. Virgin Islands
Tellabs India Private Limited	India
Tellabs Holdings B.V.	Netherlands
Tellabs Enterprises B.V.	Netherlands
Tellabs Oy	Finland
Kiinteisto Oy Mestarinkaare	Finland
Kiinteisto Oy Sinimaentie 6	Finland
Tellabs (S.A.) Proprietary Ltd.	South Africa
Tellabs Holdings, Ltd.	Ireland
Tellabs (Ireland) Ltd.	Ireland
Tellabs Ltd.	Ireland
Tellabs Research Ltd.	Ireland
Tellabs Communications Ireland Limited	Ireland
Tellabs Communications Technologies	Ireland
Tellabs EMEA Holdings, Ltd.	Ireland
Tellabs AB	Sweden
Tellabs SAS	France
Tellabs (S.A.) (Proprietary) Limited	South Africa
Tellabs Italia S.r.l.	Italy
Tellabs Netherlands B.V.	Netherlands
Tellabs Poland Sp. z.o.o.	Poland
Tellabs GmbH	Germany
Tellabs Southern Europe S.A.	Spain
Tellabs Austria Vertriebs GmbH	Austria
Tellabs U.K. Ltd.	United Kingdom
Tellabs Communications UK Limited	United Kingdom
E. Coherent Communications Systems Ltd.	United Kingdom
Tellabs Denmark A/S	Denmark
DSC Communications (India) Private Limited	India
FIBCOM India Ltd.	(40% Joint Venture)
White Oak Merger Corp.	Delaware
Tellabs TG, Inc.	Delaware
Tellabs Transport Group, Inc.	Quebec
NetCore Systems, Inc.	Delaware
Salix Technologies, Inc.	Delaware
Tellabs Mexico, Inc.	Delaware
Tellabs de Mexico, S.A. de C.V.	Mexico